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                                                                    Exhibit 99.1



N  E  W  S    R  E  L  E  A  S  E

                                                 [LOGO] CORRPRO
                                                        COMPANIES INC.

                                                        WORLD HEADQUARTERS
                                                        1090 Enterprise Drive
                                                        Medina, OH 44256
                                                        Phone (330) 723-5082
                                                        Fax (330)723-0694
                                                        www.corrpro.com

COMPANY CONTACT                      SM BERGER & COMPANY
---------------                      -------------------
Robert M. Mayer                      Stanley Berger
CFO                                  (216) 464-6400
(330) 723-5082

FOR IMMEDIATE RELEASE

             CORRPRO ANNOUNCES RESULTS FOR FIRST QUARTER FISCAL 2004
  FULLY DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS OF $0.13 COMPARE
                 WITH A LOSS OF $0.08 PER SHARE A YEAR EARLIER

         MEDINA, OHIO, AUGUST 15, 2003--Corrpro Companies, Inc. (AMEX:CO), today reported results for its fiscal 2004 first quarter which ended June 30, 2003.

Revenues and income from continuing operations were $29.7 million and $1.2 million or $0.13 per fully diluted share, respectively, versus revenues of $26.8 million and a net loss of $0.7 million or $0.08 per share in the first quarter of fiscal 2003. The gross profit margin improved to 33.5% compared with 31.9% in the prior-year quarter. Operating expenses totaled $7.2 million in the first quarter of fiscal 2004 compared with $8.0 million in the year-earlier period, a decrease of $0.8 million or 10.0%. The Company reported net income, including discontinued operations, for the quarter of $0.8 million, or $0.09 per fully diluted share, compared with a net loss of $20.7 million, or $2.47 per share, in the prior-year period. The prior-year first quarter includes a goodwill impairment charge of $18.2 million to recognize the cumulative effect of a change in accounting principle.

The Company incurred a net loss of $0.4 million from discontinued operations for the first quarter compared to a loss of $1.8 million in the prior-year period. Additional financial information is contained in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2003, which was filed on August 14, 2003.

Corrpro also announced that it has refined its business restructuring plan and now plans to retain, rather than divest, its European Operations. Beginning in the Company's fiscal 2004 second quarter, the European Operations, which registered a first quarter operating profit of $0.5 million, will be accounted for in continuing operations. The Company has already successfully divested two of its non-core domestic subsidiaries, its Asian Operations, as well as other relatively small international holdings.

"Along with our debt repayment and recapitalization efforts, improvements in our business are key components of our restructuring. Due to the continuing dedication of our employees, we are pleased to report an increase of over 10% in our continuing operations revenues, improved gross margins, and a 10% reduction in operating expenses over lasts year's first quarter, while continuing to provide excellent customer service and quality control," commented Joseph W. Rog, Chairman, Chief Executive Officer and President. "We are also pleased to announce that our European business will continue to be an integral part of our continuing operations. After



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careful deliberation, we concluded that due to the strength of the local management team, the similar characteristics of the served markets, and the favorable prospects for this business, the Company's value would be enhanced by maintaining our European presence than by selling the operations at this time."

Corrpro, headquartered in Medina, Ohio, with offices worldwide, is the leading provider of corrosion control engineering services, systems and equipment to the infrastructure, environmental and energy markets around the world. Corrpro is the leading provider of cathodic protection systems and engineering services, as well as the leading supplier of corrosion protection services relating to coatings, pipeline integrity and reinforced concrete structures.

Except for historical information, the matters discussed in this press release are forward-looking statements relating to the business of the Company. The forward-looking statements are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" or variations of such words and similar expressions are intended to identify such forward-looking statements. The Company believes that the following factors, among others, could affect its future performance and cause its actual results to differ materially from those that are expressed or implied by forward-looking statements, or diminish the liquidity of its common shares: the Company's ability to further extend, amend or refinance its existing debt, including the availability to the Company of external sources of financing and capital (the failure to receive such financing would have a material adverse effect on the Company's results of operations and financial condition), particularly in light of the going concern qualification contained in the Company's auditors' opinion contained in the Company's most recently audited financial statements) and the terms and timing thereof; the Company's ability to successfully divest its non-core and certain international business units and the timing, terms and conditions of any such divestitures; the ultimate outcome of the SEC's and the Australian Securities and Investment Commission's investigation of accounting irregularities; the impact of any litigation or regulatory process related to the financial statement restatement process, including the class action litigation already filed (the dismissal of which has been appealed); the Company's mix of products and services; the timing of jobs; the availability and value of larger jobs; qualification requirements and termination provisions relating to government jobs; the impact of inclement weather on the Company's operations; the impact of energy prices on the Company's and its customers' businesses; adverse developments in pending litigation or regulatory matters; the impact of existing, new or changed regulatory initiatives; the Company's ability to satisfy the listing and trading requirements of the AMEX (which, if not satisfied, could result in the suspension of trading - as occurred earlier in August 2002 - or delisting of the Company's shares from the exchange trading venue and could diminish the liquidity of its common shares) or any other national exchange on which its shares are or will be listed or otherwise to provide a trading venue for its shares; and the impact of changing global political and economic conditions. Further information concerning factors that may affect the Company's business and performance are set forth in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update any of the information contained or referenced in this press release.

                                 TABLE TO FOLLOW

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                             CORRPRO COMPANIES, INC.
                       Consolidated Income Statement Data
                    (In Thousands, Except Per Share Amounts)


                                                                   For the Three
                                                                    Months Ended
                                                                      June 30,
                                                               --------------------
                                                                   2003        2002
                                                               --------    --------
Revenues                                                       $ 29,675    $ 26,835

Cost of sales                                                    19,745      18,270
                                                               --------    --------
Gross profit                                                      9,930       8,565

Selling, general & administrative expenses                        7,192       8,030
                                                               --------    --------
Operating income                                                  2,738         535

Interest expense                                                  1,255       1,056
                                                               --------    --------
Income (loss) from continuing operations before income taxes      1,483        (521)

Provision for income taxes                                          253         169
                                                               --------    --------
Income (loss) from continuing operations                          1,230        (690)

Discontinued operations:
  Loss from operations, net of income taxes                        (351)     (1,758)
  Loss on disposals, net of income taxes                            (46)       --
                                                               --------    --------
Income (loss) before Cumulative effect of change
in accounting principle                                             833      (2,448)

Cumulative effect of change in accounting principle                --       (18,238)
                                                               --------    --------
Net income (loss)                                              $    833    $(20,686)
                                                               ========    ========
Earnings (loss) per share - Basic:
  Income (loss) from continuing operations                     $   0.15    $  (0.08)
  Discontinued operations:
     Loss from operations, net of income taxes                    (0.04)      (0.21)
     Loss on disposals, net of income taxes                       (0.01)       --
                                                               --------    --------
    Income (loss) before Cumulative effect of change
     in accounting principle                                       0.10       (0.29)
  Cumulative effect of change in
      accounting principle                                         --         (2.18)
                                                               --------    --------
Net income (loss)                                              $   0.10    $  (2.47)
                                                               ========    ========
Earnings (loss) per share - Diluted:
  Income (loss) from continuing operations                     $   0.13    $  (0.08)
  Discontinued operations:
     Loss from operations, net of income taxes                    (0.03)      (0.21)
     Loss on disposals, net of income taxes                       (0.01)       --
                                                               --------    --------
    Income (loss) before Cumulative effect of change
     in accounting principle                                       0.09       (0.29)
  Cumulative effect of change in
      accounting principle                                         --         (2.18)
                                                               --------    --------

Net income (loss)                                              $   0.09    $  (2.47)
                                                               ========    ========

Weighted average shares -
    Basic                                                         8,408       8,350
    Diluted                                                       9,383       8,350

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